Exhibit T3B.75

MODIFICATION NO. ONE TO

OPERATING AGREEMENT

OF

ASHEVILLE, LLC

THIS MODIFICATION NO. ONE TO OPERATING AGREEMENT is made and entered into to be effective as of the 4h day of August, 2011, by CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (herein referred to as the “Member”).

W I T N E S S E T H:

WHEREAS, Asheville, LLC (the “Company”) is governed by that certain Operating Agreement dated December 2, 1997 (the “Agreement”); and

WHEREAS, the Company owns that certain regional mall located in the city of Asheville, North Carolina and known as “Asheville Mall” (“Asheville Mall”) as set forth on Exhibit “A” of the Agreement; and

WHEREAS, in connection with the financing of Asheville Mall with Key Bank National Association, the Company has contributed Asheville Mall to Asheville Mall CMBS, LLC, a Delaware limited liability company (“Asheville Mall CMBS”), in exchange for one hundred percent (100%) membership interest in Asheville Mall CMBS; and

WHEREAS, the Member desires to modify the Agreement to memorialize the change in the assets owned by the Company as set forth on Exhibit “A” thereto as a result of the above-referenced contribution of Asheville Mall to Asheville Mall CMBS.

NOW, THEREFORE, the Member hereby modifies the Agreement as follows:

1.    Property. The definition of “Property” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following definition:

“Property” means the assets owned by the Company and described in Exhibit “A” attached hereto.

2.    Exhibit “A”. Exhibit “A” attached hereto is hereby substituted in lieu of Exhibit “A” attached to the Agreement.

3.    Except as herein modified, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Modification No. One to Operating Agreement is executed effective as of the date first set forth above.

MEMBER:

CBL & ASSOCIATES LIMITED PARTNERSHIP

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ John N. Foy
Name:	John N. Foy
Title:	Vice Chairman of the Board and Chief Financial Officer

EXHIBIT “A”

TO

MODIFICATION NO. ONE TO

OPERATING AGREEMENT

OF

ASHEVILLE, LLC

A 100% membership interest in Asheville Mall CMBS, LLC, a Delaware limited liability company.